EXHIBIT 21.1

SUBSIDIARIES OF
AFFILIATED COMPUTER SERVICES, INC.,
a Delaware corporation

Subsidiary	Jurisdiction of Organization

ACS Lending, Inc.	Delaware
ACS Government Services, Inc.	Maryland
Computer Data Systems Sales, Inc.	Maryland
M-GA Fields Road Limited Partnership	Maryland
ACS Lender Services, Inc.	Maryland
ACS Defense, LLC	Delaware
ACS Security, LLC	Delaware
ACS Defense, Inc.	Massachusetts
ASEC International Incorporated	Delaware
Saudi American Systems Engineering Company	Saudi Arabia
BETAC International Corporation	Delaware
BETAC Corporation	Virginia
Synetics Incorporated	Massachusetts
Birch & Davis Holdings, Inc.	Delaware
ACS State Health Services, Inc.	Maryland
ACS State Health Services, LLC	Delaware
ACS Federal Healthcare, Inc.	Maryland
ACS Desktop Solutions, Inc.	Virginia
ACS Business Services, LLC	Delaware
ACS/ECG Holdings, LLC	Delaware
ACS IT Solutions, L.P.	Delaware
ACS Health Administration, Inc.	Delaware
ACS Commercial Solutions, Inc.	Nevada
Affiliated Computer Services International (Barbados) Holdings Limited	Barbados
Affiliated Computer Services International (Barbados) Limited	Barbados
Affiliated Computer Services Business Process
Solutions (Jamaica) Limited	Jamaica
ACS Business Process Solutions (Dominican Republic) S.A.	Dominican Republic
ACS-BPS (Ghana) Limited	Ghana
Affiliated Computer Services Business Process Solutions, S.A.R.L	France
ACS BPS de Guatemala, Sociedad Anonima	Guatemala
Affiliated Computer Services of Spain, S.L	Spain
ACS Mexico Holdings, Inc.	Delaware
CyberRep, Inc.	Virginia
CyberRep of Oregon, Inc.	Oregon
CyberRep of Tennessee, Inc.	Tennessee
ACS Business Process Solutions Limited	United Kingdom
Branch Locations: Australia, Costa Rica, Hong Kong, Israel, Japan,
Malaysia, Singapore, Switzerland
ACS Image Solutions, Inc.	Louisiana
FCTC Transfer Services, L.P.	Delaware
ACS Legal Solutions, Inc.	Pennsylvania
Health Technology Acquisition Company	Indiana
Outsourced Administrative Systems, Inc.	Indiana

Subsidiary	Jurisdiction of Organization

ACS Outsourcing Solutions, Inc.	Michigan
Genix CSI, Inc.	Michigan
ACS Healthcare Solutions, Inc.	California
Computer Systems Development, Inc.	Arizona
The National Abandoned Property Processing Corporation	Delaware
ACS Education Solutions, LLC	Delaware
ACS State & Local Solutions, Inc.	New York
Lockheed Martin B.V	Netherlands
ACS Public Sector Solutions Inc.	Canada
A.C.S. Business Process Solutions de Mexico, S.A. de C.V.	Mexico
Lockheed Martin IMS Canada Inc.	Canada
Lockheed Martin Integrated Solutions Company	Delaware
Datacom Municipal Systems of Pennsylvania	Pennsylvania
DMV On-Line Access, Inc.	Arizona
Lockheed Martin UK Systems and Services Limited	United Kingdom
Transaction Processing Specialists, Inc.	Texas
ACS Education Services, Inc.	Delaware
Concera Corporation	Oregon
ACS TradeOne Marketing, Inc.	Delaware
ACS Securities Services, Inc.	Texas
ACS Trust I	Delaware
ACS Trust II	Delaware
ACS Welfare Benefit Trust	Texas
ACS Properties, Inc.	Delaware
ACS Marketing, L.P.	Delaware
ACS BRC Holdings, Inc.	Delaware
ACS Enterprise Solutions, Inc.	Delaware
ACS Business Resources Corporation	Delaware
Government Records Services, Inc.	Delaware
Title Records Corporation	Delaware
Tenacity Manufacturing Company, Inc.	Delaware
Digital Information Systems Company, LLC	Georgia
ACS Government Systems, Inc.	Delaware
Omni-Tech Systems Ltd.	Canada
ACS State Healthcare, LLC	Delaware
ACS EDI Gateway, Inc.	Delaware
Consultec IPA, Inc.	New York
Logan Services, Inc.	Delaware
ACS Pace Group, Inc.	Delaware
MidasPlus, Inc.	Arizona
ACS Health Care, Inc.	Oregon
CodeRite, Inc.	Texas
Affiliated Computer Services of Canada Inc.	Canada
ACS Global, Inc.	Delaware
Affiliated Computer Services do Brazil Ltda.	Brazil
Affiliated Computer Services of India Private Limited	India
Affiliated Computer Services International B.V	Netherlands
Affiliated Computer Services of Germany GmbH	Germany
Affiliated Computer Services Ireland Limited	Ireland
Affiliated Computer Services Hungary Commercial and Service Provider Limited Liability Company	Hungary
Affiliated Computer Services (Tiangin) Co., Ltd.	Tianjin